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Exhibit 10.7

UNI-PIXEL, INC.
2005 STOCK INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Corporation's business.

        2.    Definitions.

          2.01.    Certain Defined Terms.    As used herein, the following definitions shall apply:

            "Administrator" means the Board or any of the Committees appointed to administer the Plan.

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

            "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

            "Assumed" means that (i) pursuant to a Corporate Transaction (as defined in section (i), (ii), or (iii) of the definition of such term) or a Related Entity Disposition, the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or Related Entity Disposition or (ii) pursuant to a Corporate Transaction (as defined in sections (iv) or (v) of the definition of such term), the Award is affirmed by the Corporation. The Award shall not be deemed "Assumed" for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent. However, for purposes of determining whether the vesting of the Award accelerates, the Award shall be deemed "Assumed" if the Award is replaced with such a comparable stock award or the Award is replaced with a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction or Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.

            The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

            "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

            "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Corporation and the Grantee, including any amendments thereto.

            "Board" means the Board of Directors of the Corporation.

            "Cause" means, with respect to the termination by the Corporation or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the

    Corporation or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Corporation or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Corporation or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

            "Change in Control" means a change in ownership or control of the Corporation after the Registration Date effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Corporation or by a Corporation-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means any committee appointed by the Board to administer the Plan.

            "Common Stock" means the common stock of the Corporation.

            "Corporation" means Uni-Pixel, Inc., a Delaware corporation.

            "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Corporation or any Related Entity to render consulting or advisory services to the Corporation or such Related Entity.

            "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

            "Continuous Service" means that the provision of services to the Corporation or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Corporation, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Corporation or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

            "Corporate Transaction" means any of the following transactions: (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations); (iii) approval by the Corporation's stockholders of any plan or proposal for the complete liquidation or dissolution of the Corporation; (iv) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or (v) acquisition by any person or related group of persons (other than the Corporation or by a Corporation-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (whether or not in a transaction also constituting a Change in Control) but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

            "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

            "Director" means a member of the Board or the board of directors of any Related Entity.

            "Disability" means as defined under the long-term disability policy of the Corporation or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Corporation or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

            "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

            "Employee" means any person, including an Officer or Director, who is in the employ of the Corporation or any Related Entity, subject to the control and direction of the Corporation or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Corporation or a Related Entity shall not be sufficient to constitute "employment" by the Corporation.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (i) where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market on the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) in the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

            "Good Reason" means the occurrence after a Corporate Transaction, Change in Control or Related Entity Disposition of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee's non-acquiescence within 30 days of the effective time of such event or condition): (i) a change in the Grantee's responsibilities or duties which represents a material and substantial diminution in the Grantee's responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction, Change in Control or Related Entity Disposition; (ii) a reduction in the Grantee's base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter; or (iii) requiring the Grantee to be based at any place outside a [            ]-mile radius from the Grantee's job location prior to the Corporate Transaction, Change in Control or Related Entity Disposition except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction, Change in Control or Related Entity Disposition.

            "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

            "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

            "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            "Officer" means a person who is an officer of the Corporation or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

            "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

            "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

            "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

            "Plan" means this 2005 Stock Incentive Plan.

            "Registration Date" means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

            "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Corporation, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

            "Related Entity Disposition" means the sale, distribution or other disposition by the Corporation, a Parent or a Subsidiary of all or substantially all of the interests of the Corporation, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Corporation, a Parent or a Subsidiary.

            "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

            "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

            "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

            "Share" means a share of the Common Stock.

            "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          2.02.    Other Defined Terms.    Other capitalized terms not defined above in Section 2.01of this plan shall have the meanings provided elsewhere in this plan.

        3.    Stock Subject to the Plan.

          3.01.    Fixed Share Limit.    Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Two Million (2,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          3.02.    Shares Deemed Not Issued.    Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Corporation at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          4.01.    Plan Administrator.

            (a)    Administration with Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Corporation, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (b)    Administration with Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Corporation, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

            (c)    Administration with Respect to Covered Employees.    Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

            (d)    Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this Section 4.01, such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          4.02.    Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as other wise provided by the Board, the Administrator shall have the authority, in its discretion:

            (a)   to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

            (b)   to determine whether and to what extent Awards are granted hereunder;

            (c)   to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (d)   to approve forms of Award Agreements for use under the Plan;

            (e)   to determine the terms and conditions of any Award granted hereunder;

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UNI-PIXEL, INC. 2005 STOCK INCENTIVE PLAN